Exhibit 99.2

Aureus Greenway Holdings Inc. Announces Closing of $9.0 Million Private Placement

KISSIMMEE, FL, March 11, 2026 – Aureus Greenway Holdings Inc. (Nasdaq: AGH) an owner and operator of daily fee golf country clubs in the state of Florida, (the “Company” or “AGH”) today announced the closing of its previously announced private placement with institutional and accredited investors on March 10, 2026 (the “Private Placement”) pursuant to definitive securities purchase agreements dated March 8, 2026 the (“SPA”).

Pursuant to the SPA, AGH issued and sold an aggregate of 3,009,667 shares of its common stock, par value $0.001 per share (the “Common Stock”), and/or pre-funded common stock purchase warrants (the “Pre-Funded Warrants”) to purchase shares of Common Stock, at a purchase price of $3.00 per share (or $3.00 per Pre-Funded Warrant), for gross proceeds of approximately $9.0 million before deducting placement agent fees and other offering expenses.

The Private Placement was originally announced on March 9, 2026 in a Current Report on Form 8-K filed with the United States Securities and Exchange Commission (the “SEC”), which described the material terms of the transaction.

The Pre-Funded Warrants are immediately exercisable at a nominal exercise price of $0.001 per share, subject to adjustment, and will expire only when exercised in full. The securities sold in the Private Placement, including the shares of Common Stock, the Pre-Funded Warrants and the shares of Common Stock issuable upon exercise of the Pre-Funded Warrants, were offered and sold in a transaction exempt from registration under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506(b) of Regulation D promulgated thereunder.

AGH intends to use the net proceeds from the Private Placement for working capital and general corporate purposes, including expenses related to its proposed business combination with Autonomous Power Corporation (doing business as Powerus), as previously announced.

Dominari Securities LLC acted as sole placement agent for the Private Placement.

The securities offered and sold by the Company in the private placement have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or state securities laws and may not be offered or sold in the United States absent registration with the Securities and Exchange Commission (the “SEC”) or an applicable exemption from such registration requirements. The Company has agreed to file a registration statement with the SEC covering the resale of the shares of common stock and shares underlying the Pre-funded Warrants issued in the private placement. Any resale of the Company’s shares under such resale registration statement will be made only by means of a prospectus.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. The securities will not be registered under the Securities Act or any state securities laws when issued at the closing of the private placement, and unless so registered, may not be offered or sold in the United States except pursuant to an exemption from the registration requirements of the Securities Act and applicable state laws.

About Aureus Greenway Holdings Inc.

Aureus Greenway Holdings Inc. (Nasdaq: AGH) owns and operates golf course properties in Florida, including Kissimmee Bay Country Club and Remington Golf Club in the greater Orlando region. For more information, visit aureusgreenway.com.

Forward-Looking Statements

This press release contains forward-looking statements within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements include predictions, expectations, estimates, and other information that might be considered future events or trends, not relating to historical matters. These statements involve known and unknown risks, uncertainties, and other factors that may cause actual results, performance, or achievements to differ materially from those expressed or implied by such statements. Aureus Greenway’s Annual Report on Form 10-K for the year ended December 31, 2024, and its periodic filings with the SEC provide a detailed discussion of these risks and uncertainties. There can be no assurance that Aureus Greenway will be able to complete the offering on the anticipated terms, or at all. Aureus Greenway does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, as required by law.

Contact:

Aureus Greenway Holdings Inc.

aureus@golfkissimmeebay.com